Exhibit 99.1

HCI Group Reports Fourth Quarter and Full Year 2023 Results

Fourth Quarter Diluted EPS of $3.40

Fourth Quarter Gross Loss Ratio of 30.4%

Fourth Quarter Pre-Tax Income of $54.2 million

Tampa, Fla. – March 7, 2024 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported pre-tax income of $54.2 million and net income of $40.9 million, or $3.40 diluted earnings per share, in the fourth quarter of 2023, compared with net income of $2.7 million, or $0.18 diluted earnings per share, in the fourth quarter of 2022.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the fourth quarter of 2023 was $38.8 million, or $3.22 diluted earnings per share compared with adjusted net income of $1.6 million, or $0.06 diluted earnings per share, in the fourth quarter of 2022. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“Several major achievements were accomplished since the end of the third quarter, including completing four assumptions from Citizens, growing premiums-in-force by approximately 30%, further reducing the gross loss ratio to 30%, and commencing operations of a new insurance carrier,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We also redeemed all outstanding preferred shares from Centerbridge and completed a secondary common stock offering for proceeds of $85 million.”

Fourth Quarter 2023 Commentary

Consolidated gross premiums earned in the fourth quarter increased to $215.2 million from $183.0 million in the fourth quarter of 2022. Gross premiums earned in the fourth quarter of 2023 include $23 million of premium from the assumption of policies from Citizens.

Premiums ceded for reinsurance in the fourth quarter decreased to $66.6 million from $77.0 million in the fourth quarter of 2022. Premiums ceded represented 30.9% of gross premiums earned in the fourth quarter of 2023 compared with 42.1% in the fourth quarter of 2022.

Net investment income in the fourth quarter was $10.3 million compared with $7.4 million in the fourth quarter of 2022. The increase was attributable to higher yields on fixed maturity securities, cash, and cash equivalents as well as a higher cash balance.

Losses and loss adjustment expenses in the fourth quarter decreased to $65.4 million from $72.1 million in the fourth quarter of 2022. The gross loss ratio in the fourth quarter declined to 30.4% from 39.4% in the fourth quarter of 2022. The decrease is primarily due to the continued improvement in claims experience in Florida including lower claims and litigation frequency.

Policy acquisition and other underwriting expenses in the fourth quarter decreased to $22.7 million from $24.0 million in the fourth quarter of 2022 and declined to 10.6% of gross premiums earned from 13.1%, reflecting lower commissions and lower policy acquisition expense related to policies assumed from Citizens.

Full Year 2023 Results

For the year ended December 31, 2023, the company reported net income of $89.3 million, or $7.62 diluted earnings per share, compared with a net loss of $54.6 million, or $6.24 loss per share, for the year ended December 31, 2022.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the twelve-month period was $86.8 million, or $7.41 diluted earnings per share compared with adjusted net loss of $47.5 million, or $5.48 loss per share, in the same period of 2022. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross premiums earned for the twelve months of 2023 increased to $765.5 million from $724.7 million in the year ended December 31, 2022. Gross premiums earned for the twelve months of 2023 include $23 million of premium from the assumption of policies from Citizens.

Premiums ceded for reinsurance for the twelve months of 2023 increased to $269.6 million from $261.1 million in the twelve months of 2022. Premiums ceded represented 35.2% and 36.0% of gross premiums earned in the twelve months of 2023 and 2022, respectively.

Net investment income for the twelve months of 2023 increased to $46.2 million from $32.4 million in the twelve months of 2022. Results for the twelve months of 2023 included a $8.9 million gain from the sale of two real estate investment properties and results for the twelve months of 2022 included a $13.4 million gain from the sale of real estate investment property. Excluding real estate gains, net investment income for the twelve months of 2023 increased to $37.3 million from $19.0 million for the twelve months of 2022. The increase was attributable to higher yields on fixed maturity securities, cash, and cash equivalents as well as a higher cash balance.

Losses and loss adjustment expenses for the twelve months of 2023 decreased to $254.6 million from $371.5 million in the twelve months of 2022. The twelve months of 2022 included $64.6 million of loss expense related to Hurricane Ian. After adjusting for this, the gross loss ratio for the twelve months of 2023 improved to 33% compared to an adjusted gross loss ratio of 42% for the twelve months of 2022 reflecting the continued improvement in claims experience in Florida including lower claims and litigation frequency.

Policy acquisition and other underwriting expenses for the twelve months of 2023 decreased to $90.8 million from $105.0 million in the twelve months of 2022 and declined to 11.9% of gross premiums earned from 14.5%, reflecting lower commissions, the transition of business from United Property & Casualty Insurance Company and lower policy acquisition expenses related to the policies assumed from Citizens.

Conference Call

HCI Group will hold a conference call later today, March 7, 2024, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 409252

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through March 7, 2025.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 49845

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Bill Broomall, CFA

Investor Relations

HCI Group, Inc.

Tel (813) 776-1012

wbroomall@typtap.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	FY 2023	Q4 2023	Q3 2023	Q2 2023	Q1 2023	FY 2022
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$535,070	$182,038	$127,334	$140,544	$85,153	$377,860
TypTap Insurance Company	363,552	138,482	70,931	39,438	114,701	348,159
Total Gross Written Premiums	898,622	320,520	198,265	179,982	199,854	726,019

Gross Premiums Earned:
Homeowners Choice	417,202	125,796	102,075	96,875	92,456	426,501
TypTap Insurance Company	348,310	89,394	86,233	85,071	87,612	298,215
Total Gross Premiums Earned	765,512	215,190	188,308	181,946	180,068	724,716

Gross Premiums Earned Loss Ratio	33.3%	30.4%	35.4%	34.0%	33.6%	51.3%

Per Share Metrics
GAAP Diluted EPS	$7.62	$3.40	$1.34	$1.28	$1.54	$(6.24)
Non-GAAP Adjusted Diluted EPS	$7.41	$3.22	$1.41	$1.22	$1.50	$(5.48)

Dividends per share	$1.60	$0.40	$0.40	$0.40	$0.40	$1.60

Book value per share at the end of period	$33.36	$33.36	$23.27	$21.92	$20.97	$18.91

Shares outstanding at the end of period	9,738,183	9,738,183	8,590,824	8,594,764	8,596,673	8,598,682

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	December 31, 2023	December 31, 2022

Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $387,687 and $494,197, respectively and allowance for credit losses: $0 and $0, respectively)	$383,238	$483,901
Equity securities, at fair value (cost: $44,011 and $36,272, respectively)	45,537	34,583
Limited partnership investments	23,583	25,702
Investment in unconsolidated joint venture, at equity	—	18
Real estate investments	67,893	71,388
Total investments	520,251	615,592

Cash and cash equivalents	536,478	234,863
Restricted cash	3,287	2,900
Receivable from maturities of fixed-maturity securities	91,085	—
Accrued interest and dividends receivable	3,507	1,952
Income taxes receivable	—	2,807
Deferred income taxes, net	512	—
Premiums receivable, net (allowance: $3,152 and $5,362, respectively)	38,037	34,998
Assumed premium receivable	19,954	—
Prepaid reinsurance premiums	86,232	66,627
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	19,690	71,594
Unpaid losses and loss adjustment expenses (allowance: $118 and $454, respectively)	330,604	616,765
Deferred policy acquisition costs	42,910	45,522
Property and equipment, net	29,251	17,910
Right-of-use-assets - operating leases	1,407	777
Intangible assets, net	7,659	10,578
Funds withheld for assumed business	30,087	48,772
Other assets	50,365	31,671

Total assets	$1,811,316	$1,803,328

Liabilities and Equity
Losses and loss adjustment expenses	$585,073	$863,765
Unearned premiums	501,157	368,047
Advance premiums	15,895	18,587
Reinsurance payable on paid losses and loss adjustment expenses	3,145	8,606
Ceded reinsurance premiums payable	8,921	17,646
Assumed premiums payable	850	—
Accrued expenses	19,722	14,534
Income tax payable	7,702	—
Deferred income taxes, net	—	1,704
Reinsurance recovered in advance on unpaid losses	—	19,863
Long-term debt	208,495	211,687
Lease liabilities - operating leases	1,408	721
Other liabilities	35,623	23,361

Total liabilities	1,387,991	1,548,521

Commitments and contingencies
Redeemable noncontrolling interest	96,160	93,553

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 9,738,183 and 8,598,682 shares issued and outstanding in 2023 and 2022, respectively)	—	—
Additional paid-in capital	89,568	—
Retained income	238,438	172,482
Accumulated other comprehensive loss, net of taxes	(3,163)	(9,886)
Total stockholders' equity	324,843	162,596
Noncontrolling interests	2,322	(1,342)
Total equity	327,165	161,254

Total liabilities, redeemable noncontrolling interest, and equity	$1,811,316	$1,803,328

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue

Gross premiums earned	$215,190	$182,954	$765,512	$724,716
Premiums ceded	(66,576)	(77,036)	(269,627)	(261,144)

Net premiums earned	148,614	105,918	495,885	463,572

Net investment income	10,341	7,365	46,234	32,447
Net realized investment (losses) gains	(410)	17	(1,996)	(1,187)
Net unrealized investment gains (losses)	2,830	1,004	3,215	(7,153)
Policy fee income	1,053	1,099	4,704	4,279
Gain from remeasurement of contingent liabilities	—	3,117	—	3,117
Other	242	1,423	2,628	4,488

Total revenue	162,670	119,943	550,670	499,563

Expenses

Losses and loss adjustment expenses	65,398	72,135	254,579	371,463
Policy acquisition and other underwriting expenses	22,716	24,028	90,822	104,977
General and administrative personnel expenses	12,230	11,328	53,868	56,511
Interest expense	2,822	2,839	11,117	7,768
Impairment loss	—	2,284	—	2,284
Other operating expenses	5,344	4,586	22,634	24,978

Total expenses	108,510	117,200	433,020	567,981

Income (loss) before income taxes	54,160	2,743	117,650	(68,418)

Income tax expense (benefit)	13,247	92	28,393	(13,815)

Net income (loss)	$40,913	$2,651	$89,257	$(54,603)
Net income attributable to redeemable noncontrolling interest	(2,360)	(2,305)	(9,370)	(9,106)
Net (income) loss attributable to noncontrolling interests	(457)	1,180	(853)	5,198

Net income (loss) after noncontrolling interests	$38,096	$1,526	$79,034	$(58,511)

Basic earnings (loss) per share	$4.31	$0.18	$9.13	$(6.24)

Diluted earnings (loss) per share	$3.40	$0.18	$7.62	$(6.24)

Dividends per share	$0.40	$0.40	$1.60	$1.60

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Year Ended
GAAP	December 31, 2023			December 31, 2023
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$40,913			$89,257
Less: Net income attributable to redeemable noncontrolling interest	(2,360)			(9,370)
Less: TypTap Group's net (income) attributable to non-HCI common stockholders and TypTap Group's participating securities	(457)			(853)
Net income attributable to HCI	38,096			79,034
Less: Income attributable to participating securities	(1,166)			(2,625)
Basic Earnings Per Share:
Income allocated to common stockholders	36,930	8,567	$4.31	76,409	8,367	$9.13

Effect of Dilutive Securities:
Stock options	—	155		—	83
Convertible senior notes	1,938	2,538		7,732	2,538
Warrants	—	192		—	56

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$38,868	11,452	$3.40	$84,141	11,044	$7.62

(a) Shares in thousands.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Year Ended
	December 31, 2023	December 31, 2023
GAAP Net income	$40,913	$89,257
Net unrealized investment gains	$(2,830)	$(3,215)
Less: Tax effect at 25.041%	$709	$805
Net adjustment to Net income	$(2,121)	$(2,410)
Non-GAAP Adjusted Net income	$38,792	$86,847

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Year Ended
Non-GAAP	December 31, 2023			December 31, 2023
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$38,792			$86,847
Less: Net income attributable to redeemable noncontrolling interest	(2,360)			$(9,370)
Less: TypTap Group's net income attributable to non-HCI common stockholders and TypTap Group's participating securities	(433)			(841)
Net income attributable to HCI	35,999			76,636
Less: Income attributable to participating securities	(1,101)			(2,545)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	34,898	8,567	$4.07	74,091	8,367	$8.86

Effect of Dilutive Securities:
Stock options	—	155		—	83
Convertible senior notes	1,938	2,538		7,732	2,538
Warrants	—	192		—	56

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$36,836	$11,452	$3.22	$81,823	$11,044	$7.41

(a) Shares in thousands.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Year Ended
	December 31, 2023	December 31, 2023
GAAP diluted Earnings Per Share	$3.40	$7.62
Net unrealized investment gains	$(0.25)	$(0.29)
Less: Tax effect at 25.041%	$0.07	$0.08
Net adjustment to GAAP diluted EPS	$(0.18)	$(0.21)
Non-GAAP Adjusted diluted EPS	$3.22	$7.41